Exhibit 3.2

BYLAWS

OF

DEVON ENERGY CORPORATION

(As amended and restated on June 7, 2023)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Devon Energy Corporation (“the Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Principal Office. The principal place of business of Devon Energy Corporation shall be in Oklahoma City, Oklahoma.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but instead may be held solely by means of remote communication.

Section 2. Annual Meetings. The meeting of stockholders for the election of directors shall be held annually on such date as shall be designated by the Board of Directors. The Board of Directors shall designate the place and time for the holding of the meeting, and at least 10 days’ notice of the place and time of the meeting shall be given to the stockholders.

Section 3. Special Meetings. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only (i) pursuant to the certificate of incorporation of the Corporation, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock, the “Certificate of Incorporation”), or (ii) with the concurrence of a majority of the then-authorized number of directors of the Corporation, by the Chair of the Board or the President or Chief Executive Officer of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by the Corporation which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders or proxyholders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 5. Participation by Remote Communication. For any meeting of stockholders, the Board of Directors may, in its sole discretion, allow stockholders and proxyholders not physically present at a meeting of stockholders to participate by means of remote communication at such meeting and to be deemed present in person and vote at the meeting of stockholders whether the meeting is to be held at a designated place, solely by means of remote communication, or a combination of both means. For any meeting of stockholders for which the Board of Directors has authorized participation by means of remote communication, the Corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) maintain a record of any vote or other action taken by a stockholder or proxyholder at such meeting by means of remote communication.

Section 6. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and, unless otherwise required by law and subject to the provisions hereof, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance Section 4 of this Article II of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the presence in person, by proxy or by means of remote communication (if authorized by the Board of Directors as provided in Section 5) of holders of a majority of the voting power of the then-outstanding shares of Voting Stock (as defined in the Certificate of Incorporation) on the record date, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6, until a quorum shall be present or represented.

Section 8. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person, by proxy, or by means of remote communication (if authorized by the Board of Directors as provided in Section 5) and entitled to vote on the subject matter, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 6 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote on the subject matter held by such stockholder. Such votes may be cast in person, by proxy, or by means of remote communication (if authorized by the Board of Directors as provided in Section 5), but no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 9. Nature of Business at Meetings of Stockholders; Director Nominations.

(A)	Annual Meeting of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation (except as otherwise provided in the Certificate of Incorporation with respect to directors to be elected by the holders of any class or series of Preferred Stock) may be made at an annual meeting of stockholders only (a) by or at the direction of the Board of Directors, (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in clause (A)(3) and clause (D) of this Section 9, and who was a stockholder of record at the time the required notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders certified to vote at such meeting or (c) by any Eligible Stockholder (as defined in clause (C)(4) of this Section 9) who has complied with all applicable procedures set forth in clause (C) and clause (D) of this Section 9.

(2) The proposal of business to be considered by the stockholders (other than nominations of persons for election to the Board of Directors, which may only be made in accordance with clause (A)(1) of this Section 9) may be made at an annual meeting of stockholders only (a) as specified in the Corporation’s notice of meeting delivered pursuant to Article II, Section 4 of these Bylaws given by or at the direction of the Board of Directors, (b) otherwise by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in clause (A)(3) and clause (D) of this Section 9, and who was a stockholder of record at the time the required notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders certified to vote at such meeting.

(3) In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (A)(1)(b) or clause (A)(2)(c) of this Section 9, as applicable, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by clause (D)(5) of this Section 9.

(B)	Special Meetings of Stockholders.

(1) Business transacted at any special meeting of stockholders shall be limited to (i) in the case of a special meeting called other than by the stockholders pursuant to a Special Meeting Request (as defined below), the purpose(s) set forth in the Corporation’s notice of meeting pursuant to Article II, Section 4 of these Bylaws and (ii) in the case of a special meeting called by the Secretary as a result of a valid Special Meeting Request received from Requesting Stockholders (as defined below) having the Requisite Ownership (as defined below), the purpose(s) stated in such Special Meeting Request and any other matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting pursuant to Article II, Section 4 of these Bylaws.

(2) For purposes of determining whether the requisite record holders have delivered written notice to call a special meeting of the stockholders pursuant to and in accordance with Article VI of the Certificate of Incorporation (a “Special Meeting Request”), a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the Corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting.

(3) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it (i) is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), (ii) includes the information, representations and other documents required by clause (D)(5) of this Section 9, (iii) is accompanied by documentary evidence that the Requesting Stockholders own the requisite percentage of shares, and have held such shares for such period, as required by the Certificate of Incorporation (the “Requisite Ownership”) as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing such Requisite Ownership, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary, provided that the Special Meeting Request shall not be deemed received unless and until such documentary evidence is provided to the Secretary within such period) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such Requisite Ownership as of the date on which such Special Meeting Request is delivered to the Secretary and (iv) contains an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the special meeting of shares of the Corporation owned of record or beneficially owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares.

(4) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request or the Requesting Stockholders do not comply with clauses (B) and (D) of this Section 9; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A of the Exchange Act or other applicable law.

(5) Special meetings of stockholders shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request.

(6) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (B)(3)(iv) of this Section 9), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Ownership, the Board of Directors, in its discretion, may cancel the special meeting.

(7) If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(8) Nominations of persons for election to the Board of Directors at a special meeting called for the purpose of electing directors other than pursuant to a Special Meeting Request may be made only (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in clause (B)(9) and clause (D) of this Section 9 and who was a stockholder of record at the time the required notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders certified to vote at such meeting.

(9) In addition to any other applicable requirements, for nominations to be made by a stockholder pursuant to clause (B)(8)(b) of this Section 9, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by clause (D)(5) of this Section 9.

(C)	Proxy Access for Director Nominations.

(1) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this clause (C), the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors pursuant to this clause (C) (a “Stockholder Nominee”) by an Eligible Stockholder who expressly elects at the time of providing the notice required by this clause (C) to have such nominee included in the Corporation’s proxy materials pursuant to this clause (C). For purposes of this clause (C), the “Required Information” that the Corporation will include in its proxy statement is (a) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (b) if the Eligible Stockholder so elects, a Supporting Statement (as defined in clause (C)(8)). For the avoidance of doubt, nothing in this clause (C) shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this clause (C). Subject to the provisions of this clause (C), the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(2) In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this clause (C), the Eligible Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders.

(3) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this clause (C) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this clause (C) whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this clause (C) whom the Board of Directors decides to nominate for election to the Board of Directors, (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whose re-election at the upcoming annual meeting of stockholders is being recommended by the Board of Directors, and (iv) any individual for whom the Corporation shall have received notice (whether or not subsequently withdrawn) that a stockholder intends to nominate such individual for election to the Board of Directors pursuant to clause (A)(1)(b) of this Section 9. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this clause (C) shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this clause (C) exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this clause (C) exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this clause (C) from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this clause (C) from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this clause (C) from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(4) An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (a) has Owned (as defined in clause (C)(5)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of Voting Stock of the Corporation that represents at least three percent of the voting power of the outstanding shares of Voting Stock as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this clause (C) (the “Required Shares”), (b) continues to Own the Required Shares through the date of the annual meeting and (c) satisfies all of the other requirements of this clause (C). A “Qualifying Fund Group” is any two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (x) each provision in this clause (C) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (y) a breach of any obligation, agreement or representation under this clause (C) by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(5) For purposes of this clause (C), a stockholder shall be deemed to “Own” only those outstanding shares of Voting Stock of the Corporation as to which the stockholder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (i) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this clause (C), a beneficial owner shall be considered a “stockholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (I) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (II) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Voting Stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors. For purposes of this clause (C), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(6) To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(a) A written statement by the Eligible Stockholder setting forth and certifying as to the number of shares of Voting Stock it Owns and has Owned continuously for the Minimum Holding Period;

(b) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this clause (C), the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the determination of stockholders certified to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(c) a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 of the Exchange Act;

(d) the information, representations and other documents required by clause (D)(5) of this Section 9 (including the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and the written representation and agreement of each Stockholder Nominee required by clause (D)(8) of this Section 9);

(e) a representation and agreement that the Eligible Stockholder (i) will continue to hold the Required Shares through the date of the annual meeting, (ii) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this clause (C), (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (v) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (vi) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (vii) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(f) an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this clause (C) or any solicitation or other activity in connection therewith, and (iii) file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(g) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this clause (C) (including withdrawal of the nomination); and

(h) in the case of a nomination by an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(7) In addition to the information required pursuant to clause (C)(6) or any other provision of these Bylaws, the Corporation may require (a) any proposed Stockholder Nominee to furnish such other information as may be requested pursuant to clause (D)(6) of this Section 9, and (b) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(8) The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement in support of the candidacy of its Stockholder Nominee(s) (a “Supporting Statement”), which Supporting Statement shall not exceed 500 words with respect to each Stockholder Nominee. Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this clause (C), the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(9) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder must provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this clause (C) shall further update and supplement such information as provided in clause (D)(7) of this Section 9. For the avoidance of doubt, no notification, update or supplement provided pursuant to this clause (C)(9) shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this clause (C)).

(10) Notwithstanding anything to the contrary contained in this clause (C), the Corporation shall not be required to include in its proxy materials, pursuant to this clause (C), a Stockholder Nominee (a) who would not be an independent director under the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, any applicable rules of the SEC, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (b) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (c) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (d) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (e) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (f) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(11) Notwithstanding anything to the contrary set forth herein, if (a) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its representations, agreements or undertakings or fails to comply with any of its obligations under this clause (C) or clause (D) of this Section 9, or (b) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this clause (C) or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or the presiding officer of the annual meeting, then (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (ii) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (iii) the Board of Directors or the presiding officer of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(12) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this clause (C) for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with clause (A)(1)(b) of this Section 9.

(13) This clause (C) provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (other than in the Corporation’s proxy card, which shall be governed by the applicable requirements of Rule 14a-19 of the Exchange Act and the requirements of Section 9(A) and (B)).

(D)	General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 and shall otherwise constitute a proper subject to be brought before the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary set forth herein, if the stockholder giving a notice of a nomination or of other business proposed to be brought before a meeting of stockholders does not appear or send a duly authorized agent to present the nomination or other proposed business, the Corporation need not present such nomination or other business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 of the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nominations shall be disregarded.

(2) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) For purposes of this Section 9, no adjournment or postponement of any meeting (nor the notice or public announcement of such an adjournment or postponement) shall be deemed to constitute a new notice of such meeting for purposes of this Section 9, and in order for any notification required to be delivered by a stockholder pursuant to this Section 9 to be timely, such notification must be delivered within the periods set forth above in this Section 9 with respect to the originally scheduled meeting.

(4) This Section 9 shall not be deemed to require inclusion of nominations or proposals of stockholders which the Corporation is not otherwise required to include in its proxy statement. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or to include the names of persons validly nominated under Section 9(A) or 9(B) for election as a director of the Corporation in the Corporation’s proxy card in compliance with the applicable requirements of Rule 14a-19 of the Exchange Act.

(5) In addition to any other applicable requirements, any stockholder’s notice pursuant to clause (A)(3) this Section 9, any Special Meeting Request and any Notice of Proxy Access Nomination shall set forth or be accompanied by the following (as applicable):

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) the written representation and agreement required by clause (D)(8) of this Section 9;

(b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of these Bylaws, shall include the text of the resolution which will be proposed to implement the same), which business shall, in any case, be a proper subject to be brought before such meeting, and (ii) the reasons for conducting such business at the meeting;

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such person (including, if applicable, the name and address of such person as they appear on the Corporation’s books), (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such person and any affiliates or associates of such person, (iii) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of the Corporation held by each such nominee holder, (iv) whether and the extent to which any option, warrant, forward contract, swap, contract of sale or other derivative instrument has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to any share of stock of the Corporation, (v) whether and the extent to which or any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, or any affiliates or associates of such person, to mitigate loss to such person, or any affiliates or associates of such person, with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person, or any affiliates or associates of such person, with respect to any share of the stock of the Corporation, (vi) a description of (x) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such nominee, (y) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the nomination or the proposal of business by such person, or otherwise relating to the Corporation or the ownership of stock of the Corporation, and (z) any material interest of such person, or any affiliates or associates of such person, in the nomination or the proposal of business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, and (vii) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(d) a representation that the stockholder giving the notice (or a representative thereof) intends to appear at the meeting to present the nomination or bring such business before the meeting; and

(e) a representation as to whether or not the stockholder giving notice or the beneficial owner, if any, or any of their affiliates, associates or other persons acting in concert therewith intend to solicit proxies in support of any proposed nominee other than the Corporation’s nominees, and if any such person intends to solicit such proxies, a statement containing the additional information required under Rule 14a-19 of the Exchange Act.

(6) In addition to the information required pursuant to any other provision of these Bylaws, the Corporation may require any proposed nominee for election or re-election as a director to furnish any other information (a) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the Independence Standards, (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (c) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to be included in the Corporation’s proxy materials pursuant to clause (C) of this Section 9 or to serve as a director of the Corporation.

(7) Any person providing any information to the Corporation pursuant to this Section 9 shall further update and supplement such information, if necessary, so that all such information shall be true and correct in all respects as of the record date for the determination of stockholders certified to vote at the applicable meeting, and such update and supplement shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of the Corporation not later than five business days following the later of the record date for the determination of stockholders certified to vote at the meeting and the date notice of the record date is first publicly disclosed. If a stockholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith intend to solicit proxies in support of any director nominee other than the Corporation’s nominees, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees.

(8) In order to be eligible for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (c) will abide by the requirements of Section 1 of Article III hereof, (d) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Corporation applicable to directors, and (e) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(9) Any stockholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith, directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days ending on the date before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of the stockholders shall have the right and authority to convene and (for any reason or no reason) to recess or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the presiding officer of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 13. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots including ballots cast by electronic transmission if participation at the meeting by means of remote communication is authorized by the Board of Directors as provided in Section 5, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 14. Manner of Giving Notice; Affidavit of Notice. Written notice shall be given by the Corporation to any stockholder by any manner permitted by law, including, without limitation, either (a) personally or (b) by mail or other means of written communication (including electronic transmission by the Corporation), charges prepaid, addressed to such stockholder at such stockholder’s physical or electronic address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. If a stockholder gives no address or no such address appears on the books of the Corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 14, executed by the Secretary, any Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other stockholders. Notice shall not be given by electronic transmission by the Corporation after either one of the following: (i) the Corporation is unable to deliver two (2) consecutive notices to the stockholder by that means or (ii) the inability to so deliver such notices to the stockholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. Subject to the Certificate of Incorporation, the Board of Directors shall consist of not less than three nor more than 20 members, the exact number of which shall be fixed from time to time by the Board of Directors. Subject to the Certificate of Incorporation and except as provided in Section 2 of this Article III, at any meeting of stockholders in which the election of directors shall be considered (i) a nominee for director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “withheld” in such nominee’s election and (ii) any nominee for director in a contested election shall be elected by a plurality of the votes cast. The directors shall be elected in the manner set forth in the Certificate of Incorporation, and as provided in the Delaware General Corporation Law. Any nominee for director who fails to receive the requisite vote in any uncontested election in accordance with this Section 1 shall, within 90 days from the date of the election, tender his or her written offer of resignation for consideration by the Governance Committee of the Board of Directors (or such other committee of the Board of Directors performing the nominating/corporate governance duties of the Board of Directors). Such committee of the Board of Directors shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. For purposes of this Section, (i) a “contested election” shall mean an election in which the Secretary of the Corporation determines that the number of nominees as of the date that is seven days prior to the date that the Corporation first mails to stockholders the notice for the meeting at which directors are to be elected exceeds the number of directors to be elected at such meeting, and (ii) an “uncontested election” shall mean any election that is not a “contested election.”

Each director shall serve for a term ending at the next following annual meeting of stockholders, and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time only upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, disqualification, removal, an increase in the number of directors or otherwise may be filled only by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. The director so chosen shall hold office for a term ending at the next following annual meeting of stockholders, and until the director’s successor is duly elected and qualified, subject to the director’s earlier death, resignation, disqualification, or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. After the adjournment of each annual meeting of stockholders, the Board of Directors shall hold a regular meeting and no notice need be given for such meeting unless the meeting is not held at the principal place of business provided in Section 2 of Article I hereof. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer or the President and shall be called upon the written request of a majority of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting or by telephone, including voice messaging system, or by electronic transmission on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of committees of the Board of Directors, a majority of the entire committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. If a quorum shall not be present at any meeting of a committee of the Board of Directors, the members of the committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Chairpersons and members of special or standing committees may be allowed like compensation for serving on those committees and for attending committee meetings.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee, in good faith, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11. Chair and Vice Chair of the Board. The Board of Directors may appoint a director as Chair of the Board, which position shall be a board position only and not an officer position unless the Board of Directors determines that such position shall also be an officer position having the powers and duties set forth in Article IV, Section 4. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The Chair of the Board shall have such other powers and duties as designated in these Bylaws and as the Board of Directors may otherwise determine, but it shall have the powers and duties attributed to the Chair of the Board through Article IV only if the Board of Directors determines that such position is also an officer position.

The Board of Directors may also appoint one or more Vice Chair of the Board from the directors, which position shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall also be an officer position having the powers and duties set forth in Article IV, Section 5. If elected, a Vice Chair of the Board shall have such powers and duties as designated in these Bylaws and as the Board of Directors may otherwise determine, but it shall have the powers and duties attributed to the Vice Chair of the Board through Article IV only if the Board of Directors determines that such position is also an officer position.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including a Chair of the Board (who must be a director), one or more Vice Chair (who must be directors), a Chief Executive Officer, a Treasurer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board of Directors or any Vice Chair, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 4. Chair of the Board of Directors. The Chair of the Board shall have such powers and duties as shall be assigned to him or her by these Bylaws or by the Board of Directors. If at any time the Board of Directors has designated an Executive Chair, such person shall also serve as the Chair of the Board with all of the powers and duties as are assigned to the Chair of the Board by these Bylaws and all such other powers and duties as are assigned to him or her by the Board of Directors.

Section 5. Vice Chair of the Board of Directors. Vice Chair of the Board of Directors shall have such powers and duties as shall be assigned to them by the Board of Directors.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and of the committees thereof are carried into effect. The Chief Executive Officer shall have authority, which he or she may delegate, to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or disability of the Chair of the Board, the Chief Executive Officer shall preside at meetings of stockholders or of the Board of Directors.

Section 7. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have authority to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or disability of the Chair of the Board or the Chief Executive Officer, the President shall preside at meetings of stockholders. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors or the Chief Executive Officer.

Section 8. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act, the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors or the Chief Executive Officer) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

Section 9. Secretary. Unless otherwise provided in these Bylaws, the Secretary shall keep minutes of all meetings of the Board of Directors and all meetings of stockholders in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and cash equivalents and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 11. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation (i) by the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock represented by a certificate shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate may be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Record Date.

(A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof) and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.

Section 5. Interpretation and Application of the Bylaws. To the fullest extent permitted by law and except as otherwise expressly provided by these Bylaws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these Bylaws and make any and all determinations necessary or appropriate to apply any provision of these Bylaws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding all persons, including the Corporation and its stockholders.

Section 6. Exclusive Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against the Corporation or any director, officer, other employee or agent of the Corporation asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation of the Corporation or these Bylaws (as they shall be amended from time to time), shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein), in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.

ARTICLE VII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the law as it exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person or a person of whom they are the legal representative is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and loss suffered or incurred and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

Section 5. Application for Indemnification to a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

Section 9. Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

Section 13. Contractual Rights. Without the necessity of entering into an express contract, the rights conferred upon directors and officers under this Article VII with respect to indemnification and the advancement of expenses shall be deemed to be contractual rights upon which the directors and officers are presumed to have relied in determining to serve or to continue to serve in their capacity with the Corporation. The rights provided in this Article VII shall be effective and legally enforceable to the same extent and as if provided for in a contract between the Corporation and each director or officer. Any amendment to or repeal of this Article VII shall not adversely affect the rights of indemnification provided in this Article VII with respect to any acts or omissions of a director or officer occurring prior to such amendment or repeal.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Changes to the Bylaws or the adoption of new Bylaws must be approved by either the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, or by the affirmative vote of at least a majority of the then-authorized number of directors.

Section 2. Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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